           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 2001
                                         REGISTRATION STATEMENT NO. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SEA PINES ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

        South Carolina                                          57-0845789
-------------------------------                            -------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)


32 Greenwood Drive, Sea Pines Center, Hilton Head Island, South Carolina 29928
-------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

           Sea Pines Associates, Inc. Director Stock Compensation Plan
             Sea Pines Associates, Inc. Deferred Issuance Stock Plan
           -----------------------------------------------------------
                            (Full title of the plan)

                               Michael E. Lawrence
                           Sea Pines Associates, Inc.
                               32 Greenwood Drive
                                Sea Pines Center
                       Hilton Head Island, Carolina 29928
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (843) 785-3333
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

-----------------------------------------------------------------------------------------------------------------
                                         Calculation of Registration Fee
-----------------------------------------------------------------------------------------------------------------
 Title of Securities to be      Amount to be       Proposed Maximum     Proposed Maximum         Amount of
      Registered(1)(2)        Registered(1)(2)    Offering Price Per   Aggregate Offering    Registration Fee
                                                        Share                 Price
-----------------------------------------------------------------------------------------------------------------
Voting Common Stock                 50,000(3)          $2.51(4)             $125,500              $31.38
-----------------------------------------------------------------------------------------------------------------
Voting Common Stock                180,000(5)          $2.51(4)             $451,800              $112.95
-----------------------------------------------------------------------------------------------------------------
Total                              230,000                                                        $144.33
-----------------------------------------------------------------------------------------------------------------

(1) Each shares of voting common stock, without par value (the "Voting Common Stock"), of Sea Pines Associates, Inc. (the "Registrant") includes one preferred stock purchase right.
(2) Together with an indeterminable number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans, as the result of any future stock split, stock dividend or similar adjustment of the outstanding Voting Common Stock.
(3) Represents 50,000 shares reserved for issuance pursuant to future grants under the Sea Pines Associates, Inc. Director Stock Compensation Plan (the "Director Compensation Plan").
(4) Estimated pursuant to Rule 457(h)(1) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the book value of the Voting Common Stock computed as of April 30, 2001.
(5) Represents 180,000 shares reserved for issuance pursuant to future grants under the Sea Pines Associates, Inc. Deferred Issuance Stock Plan (the "Deferred Plan").

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2000.

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended January 31, 2001 and April 30, 2001.

         3. The description of the Registrant's Voting Common Stock set forth in the Registrant's registration statement on Form 10 filed as of March 1, 1989, as amended by the Form 8 filed as of May 5, 1989, including any additional amendment or report filed to update such description.

         4. The description of the Registrant's preferred stock purchase rights set forth in the Registrant's registration statement on Form 8-A12G/A filed as of August 9, 1999, including any amendment or report filed to update such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The South Carolina Business Corporation Act of 1988, as amended, and the Registrant's By-Laws provide for indemnification of the Registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under Sections 33-8-510, 33-8-550 and 33-8-560 of the South Carolina Business Corporation Act of 1988, as amended, a South Carolina corporation is authorized generally to indemnify its directors and officers in civil or criminal actions if they acted in good faith and reasonably believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's By-Laws require indemnification of directors and officers with respect to expenses reasonably incurred by or imposed upon them in connection with the defense or settlement of any action, suit or proceeding in which they are made parties by reason of having been a director or officer, except in relation to matters as to which they shall be adjudged to be liable for their own individual or willful misfeasance, malfeasance, misconduct or bad faith. In addition, the Director Compensation Plan and the Deferred Plan each provide for the Registrant to indemnify directors and committee members in connection with actions taken or failure to act under the applicable plan and amounts paid in settlement thereof or in satisfaction of any judgement thereon.

         The Registrant also provides liability insurance for its directors and officers which provides coverage against loss from claims made against such persons in their capacities as such including liabilities under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; or

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hilton Head Island, State of South Carolina, on June 18, 2001.

                                SEA PINES ASSOCIATES, INC.

                                By: /s/ Michael E. Lawrence
                                    --------------------------------------------
                                    Michael E. Lawrence, Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael E. Lawrence and Thomas C. Morton and each of them acting individually, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                                Title                   Date
---------                                -----                   ----

/s/ Michael E. Lawrence         Chief Executive Officer and      June 18, 2001
----------------------------    Director (principal executive
Michael E. Lawrence             officer)

/s/ Thomas C. Morton            Treasurer and Director           June 18, 2001
----------------------------    (principal financial and
Thomas C. Morton                accounting officer)

/s/ Paul B. Barringer           Director                         June 18, 2001
----------------------------
Paul B. Barringer

/s/ Ralph L. Dupps              Director                         June 18, 2001
----------------------------
Ralph L. Dupps

                                Director                         June __, 2001
----------------------------
P.R. Easterlin, Jr.

                                Director                         June __, 2001
----------------------------
James L. Gray

/s/ Norman P. Harberger         Chairman and Director            June 18, 2001
----------------------------
Norman P. Harberger

/s/ John G. McGarty             Director                         June 18, 2001
----------------------------
John G. McGarty

/s/ John A. Norlander           Director                         June 18, 2001
----------------------------
John A. Norlander

/s/ Perry M. Parrott, Jr.       Director                         June 18, 2001
----------------------------
Perry M. Parrott, Jr.

/s/ Marc Puntereri              Director                         June 18, 2001
----------------------------
Marc Puntereri

/s/ Robert W. Siler, Jr.        Director                         June 18, 2001
----------------------------
Robert W. Siler, Jr.

/s/ Kathleen B. Speer           Director                         June 18, 2001
----------------------------
Kathleen B. Speer

/s/ Arthur P. Sundry            Director                         June 18, 2001
----------------------------
Arthur P. Sundry

/s/ Joseph F. Vercellotti       Director                         June 18, 2001
----------------------------
Joseph F. Vercellotti




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

                                  EXHIBIT INDEX

Exhibit                                                                                                  Sequential
Number            Description of Document                                                                 Page No.
------            -----------------------                                                                ----------

4.1               Sea Pines Associates, Inc. Director Stock
                  Compensation Plan...............................................................................8

4.2               First Amendment to Sea Pines Associates,
                  Inc. Director Stock Compensation Plan..........................................................15

4.3               Sea Pines Associates, Inc. Deferred Issuance Stock Plan........................................16

*4.4 Articles of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3(a) of the Registrant's
                  Annual Report on Form 10-K for the year ended October 31, 2000

*4.5 Amended Bylaws of the Registrant, as revised January 29, 2001, incorporated by reference to Exhibit 3(b) of the Registrant's
                  Quarterly Report on Form 10-Q for the quarter ended January
                  31, 2001

*4.6(a)           First Amended and Restated Rights Agreement between the
                  Registrant and EquiServe Trust Company, NA, dated as of August
                  23, 1993 and amended and restated as of July 20, 1999, incorporated by reference to Exhibit 1 to the Registrant's
                  Form 8-A12G/A filed on August 9, 1999

*4.6(b)           First Amendment to the First Amended and Restated Rights
                  Agreement between the Registrant and EquiServe Trust Company,
                  NA, dated December 13, 1999, incorporated by reference to
                  Exhibit 4(b) to the Registrant's Annual Report on Form 10-K for the year ended October 31, 2000

5                 Opinion of McNair Law Firm, P.A................................................................24

23(a)             Consent of McNair Law Firm, P.A. (included in Exhibit 5)

23(b)             Consent of Ernst & Young LLP...................................................................25

24                Power of Attorney (included as part of the signature page)

--------------------
* Incorporated by reference, all other Exhibits are filed herewith.


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